UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2014

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices) (Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2014, Oro East Mining, Inc. (“Company”) executed a Consulting Agreement with Hobson Consultants Limited (“Hobson”), a Hong Kong consulting firm, for a two-year engagement of consulting services to help the Company build strategic relationships in East Asia. Hobson would be compensated $675,000.00 paid in shares of Company stock, or 6,750,000 restricted shares at $0.10 per share.

Also on July 3, 2014, the Company executed a Finder’s Fee Agreement with Smarteam Asia Limited (“Smarteam”), a Hong Kong investor relations management company, for a two-year engagement of services to help the Company promote and fund raise in East Asia. Smarteam would be compensated $750,000.00 paid in shares of Company stock, or 7,500,000 restricted shares at $0.10 per share. In addition, Smarteam would be compensated with a finder’s fee equivalent to 10% of any total funding raised by the direct promotional efforts of Smarteam, payable as Company stock at $0.15 per share.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Exhibit Title or Description

1.1	Consulting Agreement with Hobson Consultants Limited
1.2	Finder’s Fee Agreement with Smarteam Asia Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: July 10, 2014	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Exhibit Title or Description

1.1	Consulting Agreement with Hobson Consultants Limited
1.2	Finder’s Fee Agreement with Smarteam Asia Limited